UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 7, 2018 (December 7, 2018)
Date of Report (Date of earliest event reported)

SONIC CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18859 (Commission File Number)	73-1371046 (I.R.S. Employer Identification No.)
300 Johnny Bench Drive Oklahoma City, Oklahoma (Address of Principal Executive Offices)		73104 (Zip Code)
(405) 225-5000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On December 7, 2018 (the “Closing Date”), SSK Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of Inspire Brands, Inc. (“Parent”), a Delaware corporation, merged with and into Sonic Corp. (the “Company”), a Delaware corporation, with the Company continuing as the surviving corporation (the “Merger”), pursuant to the previously announced Agreement and Plan of Merger, dated as of September 24, 2018 (the “Merger Agreement”), by and among the Company, Parent and Merger Sub.  As a result of the Merger, the Company became a wholly owned subsidiary of Parent.

Item 2.01          Completion of Acquisition or Disposition of Assets.

The information set forth under the Introductory Note is incorporated by reference into this Item 2.01.

At the effective time of the Merger (the “Effective Time”) and in accordance with the terms of the Merger Agreement, each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock (i) held in treasury by the Company or owned by any direct or indirect wholly owned subsidiary of the Company, (ii) owned by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of Parent or (iii) for which appraisal rights have been properly demanded in accordance with the General Corporation Law of the State of Delaware) was cancelled and automatically converted into the right to receive $43.50 in cash, without interest (the “Merger Consideration”), subject to the terms and conditions set forth in the Merger Agreement.

At the Effective Time and in accordance with the terms of the Merger Agreement, each option of the Company that was outstanding and unexercised immediately prior to the Effective Time (each, a “Company Option”), whether or not vested or exercisable, became vested and, at the Effective Time, each Company Option that had an exercise price per share below the Merger Consideration was cancelled and converted into the right to receive a cash payment equal to the product of (i) the excess of the Merger Consideration over the exercise price per share of the Company Option and (ii) the aggregate number of shares of Common Stock issuable upon exercise of such option.  Each Company Option that had an exercise price per share equal to or greater than the Merger Consideration was cancelled as of the Effective Time without payment of any cash consideration.  In connection with the Merger, each unvested restricted stock unit of the Company that was outstanding immediately prior to the Effective Time vested and, at the Effective Time, was cancelled and converted into the right to receive a cash payment equal to the product of (i) the Merger Consideration and (ii) the aggregate number of shares of Common Stock subject to such restricted stock unit.

The foregoing description of the effects of the Merger and the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement.  A copy of the Merger Agreement was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 27, 2018, and is incorporated by reference into this Item 2.01.

Item 3.01          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Item 2.01 is incorporated by reference into this Item 3.01.

In connection with the completion of the Merger, the Company notified the Nasdaq Stock Market (“Nasdaq”) on December 7, 2018 that each outstanding share of the Common Stock (except as described in Item 2.01) was converted into the right to receive the Merger Consideration pursuant to the Merger Agreement as set forth under Item 2.01.  Nasdaq halted trading of the Common Stock prior to the opening of Nasdaq on December 7, 2018 and filed a Form 25 with the SEC to remove the Common Stock from listing on Nasdaq and to deregister the Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Additionally, the Company intends to file with the SEC a Form 15 requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03          Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01 and 5.03 is incorporated by reference into this Item 3.03.

In connection with the completion of the Merger, at the Effective Time, each outstanding share of the Common Stock (except as described in Item 2.01) was converted into the right to receive the Merger Consideration pursuant to the Merger Agreement as set forth under Item 2.01, and holders of such Common Stock ceased to have any rights as stockholders of the Company, except as provided in the Merger Agreement or by law.

Item 5.01          Changes in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01 and 5.02 is incorporated by reference into this Item 5.01.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Parent.

The aggregate consideration used by Parent to consummate the Merger (including the funds required to pay for all equity securities of the Company in connection with the Merger) was approximately $1.6 billion, which amount was funded through a combination of borrowings under certain incremental senior secured credit facilities, new equity contributed by funds managed by Roark Capital Management LLC and cash on hand of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

In connection with the completion of the Merger (and not as a result of any disagreement with the Company), at the Effective Time, each of the Company’s directors immediately prior to the Effective Time ceased to be directors of the Company.  In accordance with the terms of the Merger Agreement, immediately following the Effective Time, the directors of Merger Sub immediately prior to the Effective Time, which consisted of Paul Brown, Nils H. Okeson and J. David Pipes, became the directors of the Company.

Officers

As previously announced in the Company’s Current Report on Form 8-K filed with the SEC on November 7, 2018, in connection with the completion of the Merger (and not as a result of any disagreement with the Company), at the Effective Time, Clifford Hudson has retired as the Company’s Chief Executive Officer but will continue to provide services to the Company for a period commencing with the Closing Date and continuing until March 1, 2019, when Mr. Hudson will retire.  Claudia San Pedro will remain the President of the Company.  The Company’s Current Report on Form 8-K filed with the SEC on November 7, 2018 is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective upon completion of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation attached hereto as Exhibit 3.1, which is incorporated by reference into this Item 5.03.

Effective upon completion of the Merger, the bylaws of the Company were amended and restated to be in the form of the bylaws attached hereto as Exhibit 3.2, which is incorporated by reference into this Item 5.03.

*****

Item 9.01          Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of September 24, 2018, by and among Sonic Corp., Inspire Brands, Inc. and SSK Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed with the SEC on September 27, 2018).

3.1	Amended and Restated Certificate of Incorporation of Sonic Corp.

3.2	Amended and Restated By-laws of Sonic Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT:

SONIC CORP.

Date: December 7, 2018	By:	/s/ Corey R. Horsch
	Name:	Corey R. Horsch
	Title:	Vice President, Chief Financial Officer and Treasurer